Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WGL Holdings, Inc.

(Exact name of registrant as specified in its charter)

Virginia

(State or other jurisdiction of incorporation or organization)
52-2210912
(I.R.S. Employer Identification No.)

1100 H Street, NW

Washington, D.C. 20080
(703) 750-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas V. Pope, Secretary

WGL Holdings, Inc.
1100 H Street, NW
Washington, D.C. 20080
(202) 624-6395
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John H. Byington, Esq.

Pillsbury Winthrop LLP
One Battery Park Plaza
New York, New York 10004-1490

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.    Registration No. 333-62366

     If this Form is post-effective amendment filed pursuant to Rule 462(e) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common stock, no par value	201,250 shares(2)	$26.73	$5,379,413	$1,344.85

(1)	Based upon the price the shares are required to be initially offered to the public.
(2)	Includes 26,250 shares of common stock subject to the underwriters’ over-allotment option.

EXPLANATORY NOTE

      This registration statement is being filed with respect to the registration of additional shares of Common Stock, no par value, of WGL Holdings, Inc., a corporation organized under the laws of the Commonwealth of Virginia (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Rule 462(b)”). Pursuant to Rule 462(b), the contents of the registration statement of the Company (File No. 333-62366), as amended, which was declared effective on June 20, 2001 (the “Earlier Registration Statement”), including the exhibits thereto, are incorporated by reference into this registration statement. The form of prospectus contained in such Earlier registration statement will reflect the aggregate amount of securities registered in this Registration Statement and the Earlier Registration Statement.

Part II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits.

      Exhibits filed herewith:

Exhibit No.		Description of Exhibits

5		— Opinion of John K. Keane, Jr., Esquire, re Legality.
23	(a)	— Consent of Arthur Andersen LLP.
23	(b)	— Consent of John K. Keane, Jr., Esquire (included in Exhibit No. 5).

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, who is duly authorized to sign, in the City of Washington, District of Columbia, on the 20th day of June, 2001.

WGL HOLDINGS, INC.

By:	/s/ FREDERIC M. KLINE

(Frederic M. Kline, Vice President
and Chief Financial Officer)

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Names	Title	Date

* (James H. DeGraffenreidt, Jr.)	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2001

/s/ FREDERIC M. KLINE (Frederic M. Kline)	Vice President and Chief Financial Officer (Principal Financial Officer)	June 20, 2001

* (Robert E. Tuoriniemi)	Controller (Principal Accounting Officer)	June 20, 2001
* (Michael D. Barnes)	Director	June 20, 2001
* (Daniel J. Callahan, III)	Director	June 20, 2001
* (George Patrick Clancy, Jr.)	Director	June 20, 2001
* (Melvyn J. Estrin)	Director	June 20, 2001
* (Debra L. Lee)	Director	June 20, 2001
* (Philip A. Odeen)	Director	June 20, 2001
* (Karen Hastie Williams)	Director	June 20, 2001

*By: /s/  FREDERIC M. KLINE

                Frederic M. Kline
                (Attorney-in-Fact)

EXHIBIT INDEX

Exhibit No.		Description of Exhibits

5		— Opinion of John K. Keane, Jr., Esquire, re Legality.
23	(a)	— Consent of Arthur Andersen LLP.
23	(b)	— Consent of John K. Keane, Jr., Esquire (included in Exhibit No. 5).